W. R. Berkley Corporation
      475 Steamboat Road
      Greenwich, Connecticut 06830
      (203) 629-3000

                                              NEWS
                                              RELEASE


 FOR IMMEDIATE RELEASE             CONTACT:   Karen A. Horvath
                                              Vice President -
                                              External Financial Communications
                                              (203)629-3000


             W. R. BERKLEY CORPORATION REPORTS THIRD QUARTER RESULTS
                        NET INCOME UP 42% TO $174 MILLION
         Sixteenth Consecutive Quarter that Return on Equity Exceeds 20%


     Greenwich, CT, October 25, 2006 -- W. R. Berkley Corporation (NYSE: BER) today reported net income for the third quarter of 2006 of $174 million, or 87 cents per share, a 42% increase from $123 million, or 61 cents per share, for the third quarter of 2005. Net operating income for the third quarter of 2006 increased 47% to $173 million, or 86 cents per share, compared with $117 million, or 58 cents per share, for the corresponding quarter of 2005. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. All per share amounts in this release reflect the 3-for-2 common stock split effected on April 4, 2006.




                                Summary Financial Data

                        (Amounts in thousands, except per share data)

                                            Third Quarter                               Nine Months
                                            -------------                               -----------

                                         2006                   2005                   2006                 2005
                                         ----                   ----                   ----                 ----

Gross premiums written                  1,306,190          $ 1,239,114          $ 4,058,372          $ 3,832,016

Net premiums written                    1,208,906            1,131,128            3,705,422            3,454,307

Net income                                174,308              122,518              501,462              377,468

Net income per diluted share                 0.87                 0.61                 2.49                 1.89

Net operating income                      172,803              117,321              498,738              368,595

Net operating income per diluted share       0.86                 0.58                 2.48                 1.85


W. R. Berkley Corporation                                               Page 2


Third quarter highlights included:

o Return on equity was 27.2% on an annualized basis.

o GAAP combined ratio was 88.5%.

o Net investment income grew 36% to $146 million.

o Net premiums written increased 7% to $1.2 billion.

o Paid loss ratio was 35%.


     Commenting on the Company's activities, William R. Berkley, chairman and chief executive officer, said: "Once again we had an outstanding quarter. Our Company has continued to deliver excellent returns while growing in an increasingly competitive environment. Our expansion into new lines of business and the growth of our existing activities have enabled us to maintain a growth rate in excess of the industry. We remain confident in our competitive posture even as some of our competitors continue to behave aggressively in areas they find attractive.

     "Cash flow and investment income continue to be strong. As a result, investment income is an increasing portion of our profitability. We remain focused on asset quality while we carefully examine opportunities that offer higher returns without stepping outside of our risk parameters.

     "We continue to believe that returns in excess of twenty percent are attainable next year and that returns in 2008 will be comfortably above our long term objective. While the environment is becoming more challenging, we remain enthusiastic about the returns that we will be able to deliver to our shareholders for the foreseeable future," Mr. Berkley concluded.

W. R. Berkley Corporation                                               Page 3


Webcast Conference Call

     The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on Wednesday, October 25, 2006 at 3:00 p.m. eastern time. The conference call will be webcast live on the Company's website at www.wrberkley.com. A recording of the call will be available on the Company's website approximately two hours after the end of the conference call.


About W. R. Berkley Corporation

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.


Forward Looking Information

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2006 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, the increased level of our retention, natural and man-made catastrophic losses, including hurricanes and as a result of terrorist activities, the impact of competition, the success of our new ventures or acquisitions and the availability of other opportunities, the availability of reinsurance, exposure as to coverage for terrorist acts, our retention under The Terrorism Risk Insurance Act of 2002, as amended ("TRIA"), the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those of our portfolio of fixed income securities and investments in equity securities, including merger arbitrage investments, exchange rate and political risks relating to our international operations, legislative and regulatory developments, including those related to alleged anti-competitive or other improper business practices in the insurance industry, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2006 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

W. R. Berkley Corporation                                               Page 4


                                        Consolidated Financial Summary

                                 (Amounts in thousands, except per share data)


                                                      Third Quarter                          Nine Months
                                                      -------------                          -----------

                                                2006                2005               2006               2005
                                                ----                ----               ----               ----

Revenues:


  Net premiums written                        $1,208,906         $1,131,128         $3,705,422            3,454,307

  Change in unearned premiums                    (15,049)                44           (178,508)            (191,287)
                                                 --------         ---------           ---------            ---------
    Premiums earned                            1,193,857          1,131,172          3,526,914            3,263,020
  Net investment income                          145,784            107,502            422,348              290,682
  Service fees                                    26,622             25,064             80,182               84,025
  Realized investment gains                        1,734              8,120              3,736               13,885
  Other income                                      511                319              1,208                1,337
                                                    ----               ----             ------               ------
    Total revenues                             1,368,508           1,272,177          4,034,388           3,652,949
                                               ----------          ----------         ----------          ----------


Expenses:

  Losses and loss expenses                        731,941            742,242          2,175,249           2,058,714
  Other operating expenses                        368,311            338,962          1,082,891           1,000,367
  Interest expense                                 23,293             23,632             70,034              60,974
                                                  -------            -------            -------             -------

Total expenses                                  1,123,545          1,104,836          3,328,174           3,120,055
                                               ----------          ----------        ----------          ----------

    Income before income taxes
     and minority interest                       244,963            167,341            706,214             532,894


Income tax expense                               (70,445)           (44,540)          (203,251)           (153,364)
Minority interest                                   (210)              (283)            (1,501)             (2,062)
                                                    -----              -----            -------             -------

  Net income                                    $ 174,308           122,518            501,462             377,468
                                                ==========          ========           ========            ========

Net income per share: (1)

    Basic                                       $    0.91              0.64             $ 2.62                1.99
                                                =========              =====            =======               =====
    Diluted                                     $    0.87              0.61             $ 2.49                1.89
                                                =========              =====            =======               =====

Average shares outstanding: (1)

    Basic                                         191,415            190,794            191,130             189,620
    Diluted                                       201,295            200,630            201,276             199,187
(Continued)


(1) Per share amounts reflect the 3-for-2 common stock split effected on April 4, 2006.

W. R. Berkley Corporation                                               Page 5


                                                Operating Results by Segment

                                        (Amounts in thousands, except ratios (1))


                                                                       Third Quarter                       Nine Months
                                                                       -------------                       -----------

                                                                     2006              2005             2006              2005
                                                                     ----              ----             ----              ----
Specialty: (2)(3)
  Gross premiums written                                          $ 454,835        $ 460,317        $ 1,450,961       $ 1,417,087
  Net premiums written                                              432,760          435,535          1,376,340         1,342,031
  Premiums earned                                                   446,453          425,980          1,307,910         1,204,202
  Pre-tax income                                                    119,498           87,420            338,716           247,978
  Loss ratio                                                          59.3%            63.3%              60.0%             62.5%
  Expense ratio                                                       25.2%            24.7%              25.2%             25.0%
  GAAP combined ratio                                                 84.5%            88.0%              85.2%             87.5%

Regional: (3)
  Gross premiums written                                          $ 349,353        $ 337,790        $ 1,086,500       $ 1,061,654
  Net premiums written                                              309,414          291,339            943,705           910,169
  Premiums earned                                                   308,263          298,250            897,838           870,586
  Pre-tax income                                                     51,061           49,538            149,621           157,193
  Loss ratio                                                          59.7%            57.8%              59.5%             56.2%
  Expense ratio                                                       30.6%            30.7%              30.6%             30.5%
  GAAP combined ratio                                                 90.3%            88.5%              90.1%             86.7%

Alternative Markets: (2)
  Gross premiums written                                          $ 209,674        $ 196,290          $ 606,965         $ 623,254
  Net premiums written                                              190,555          178,482            531,686           527,930
  Premiums earned                                                   166,879          166,004            491,648           482,300
  Pre-tax income                                                     76,693           60,435            218,335           157,559
  Loss ratio                                                          51.3%            58.6%              52.8%             62.3%
  Expense ratio                                                       22.6%            21.0%              22.3%             20.8%
  GAAP combined ratio                                                 73.9%            79.6%              75.1%             83.1%

Reinsurance: (2)(3)
  Gross premiums written                                          $ 233,419        $ 195,702          $ 739,080         $ 590,222
  Net premiums written                                              221,163          182,261            699,929           552,334
  Premiums earned                                                   215,028          192,396            666,577           566,163
  Pre-tax income (loss)                                              31,191           (6,313)            95,287            39,323
  Loss ratio                                                          73.3%            89.1%              73.5%             75.2%
  Expense ratio                                                       27.7%            27.5%              26.7%             30.1%
  GAAP combined ratio                                                101.0%           116.6%             100.2%            105.3%

International: (2)
  Gross premiums written                                           $ 58,909         $ 49,015          $ 174,866         $ 139,799
  Net premiums written                                               55,014           43,511            153,762           121,843
  Premiums earned                                                    57,234           48,542            162,941           139,769
  Pre-tax income                                                      5,039            5,014             21,771            15,616
  Loss ratio                                                          71.0%            65.2%              66.5%             64.8%
  Expense ratio                                                       32.1%            28.9%              31.9%             30.1%
  GAAP combined ratio                                                103.1%            94.1%              98.4%             94.9%


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W. R. Berkley                                                           Page 6

                                                Operating Results by Segment

                                        (Amounts in thousands, except ratios (1))


                                                                       Third Quarter                       Nine Months
                                                                       -------------                       -----------

                                                                     2006              2005             2006              2005
                                                                     ----              ----             ----              ----

Corporate and Eliminations:
  Realized Investment Gains                                        $ 1,734          $ 8,120            $  3,736         $   13,885
  Interest and other, net                                          (40,253)         (36,873)           (121,252)           (98,660)
  Pre-tax loss                                                     (38,519)         (28,753)           (117,516)           (84,775)

Total:
  Gross premiums written                                        $1,306,190      $1,239, 114          $4,058,372         $3,832,016
  Net premiums written                                           1,208,906       1,131,128            3,705,422          3,454,307
  Premiums earned                                                1,193,857       1,131,172            3,526,914          3,263,020
  Pre-tax income                                                   244,963         167,341              706,214            532,894
  Loss ratio                                                          61.3%           65.6%                61.7%              63.1%
  Expense ratio                                                       27.2%           26.5%                26.9%              27.1%
  GAAP combined ratio                                                 88.5%           92.1%                88.6%              90.2%



(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. For the international segment, the loss and expense ratios do not include life insurance business. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

(2) Prior period operating results by segment have been reclassified to reflect a change in the segment designation for the following companies: Berkley Underwriting Partners, LLC from reinsurance to specialty; W. R. Berkley Insurance (Europe), Limited from specialty to international; and Berkley Medical Excess Underwriters, LLC from specialty to alternative markets.

(3) Weather-related losses were $7 million in the third quarter of 2006 compared with $56 million in the third quarter of 2005. The 2005 weather-related losses were $35 million for reinsurance, $16 million for regional and $5 million for specialty and included $50 million attributable to hurricanes Katrina and Rita. For the first nine months of 2006 and 2005, weather-related losses were $32 million and $74 million, respectively.

W. R. Berkley                                                           Page 7

                       Selected Balance Sheet Information
                  (Amounts in thousands, except per share data)


                                          September 30,       December 31,

                                              2006               2005
                                              ----               ----


Total investments (1)                       $11,695,709         $10,378,250
Total assets                                 15,444,238          13,896,287
Reserves for losses and loss expenses         7,574,891           6,711,760
Senior notes and other debt                     868,848             967,818
Junior subordinated debentures                  451,659             450,634
Stockholders' equity (2)                      3,097,587           2,567,077
Shares outstanding                              191,571             191,265
Stockholders' equity per share                    16.17               13.42

(1) Total investments include cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.

(2) Stockholders' equity includes after-tax unrealized gains from investments and currency translation adjustments of $89 million and $25 million as of September 30, 2006 and December 31, 2005, respectively.

W. R. Berkley                                                           Page 8

                                         Supplemental Information

                                          (Amounts in thousands)


                                                                  Third Quarter                           Nine Months
                                                                  -------------                           -----------

Reconciliation of net operating income to net income:              2006              2005              2006               2005
-----------------------------------------------------              ----              ----              ----               ----

  Net operating income (1)                                       $ 172,803         $ 117,321          $498,738           $ 368,595
  Realized investment gains, net of taxes                            1,505             5,197             2,724               8,873
                                                                     -----             -----             -----               -----

    Net income                                                  $ 174,308         $  122,518          $501,462           $ 377,468
                                                                  ---------          ---------         --------           ---------
                                                                  ---------          ---------         --------           ---------

Return on equity:

  Net Income (2)                                                     27.2%             23.2%             26.0%               23.9%

  Net operating income (2)                                           26.9%             22.2%             25.9%               23.3%

Cash flow:

  Cash flow from operations before cash transfers
    to/from trading account (3)                                  $ 567,816         $ 618,108        $1,354,840         $ 1,435,102

  Trading account transfers                                             -             (5,027)         (225,000)        (80,027)
                                                                        -             -------         ---------        --------

  Cash flow from operations                                     $ 567,816         $ 613,081        $1,129,840         $ 1,355,075
                                                                ---------         ---------        ----------         -----------
                                                                ---------         ---------        ----------         -----------

(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding realized investment gains and losses. Management believes that excluding realized investment gains and losses, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company's underlying operations.

(2) Return on equity represents net income and net operating income expressed on an annualized basis as a percentage of beginning of year stockholders' equity.

(3) Cash flow before trading account transfers is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to and withdrawals from the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company's cash flow.